Exhibit 99.1

BluePhoenix Solutions Ltd. Reports Third Quarter 2014 Results

Friday, November 14, 2014

SEATTLE, Washington — November 14, 2014 — BluePhoenix Solutions Ltd. (NASDAQ: BPHX) today announced third quarter 2014 results with revenue of $1.6M and operating loss of ($895K).

On a non-GAAP basis, operating expenses for third quarter 2014 were $1.3M which was $545K favorable versus prior year. Non-GAAP operating loss for third quarter 2014 was ($729K) which was ($134K) unfavorable compared to prior quarter. Included in the operating expenses are costs of $150K related to our anticipated merger with Sophisticated Business Systems, Inc., or Ateras. Without these costs, we would have non-GAAP operating loss of ($579K) which is $16K favorable versus prior quarter and $315K favorable versus prior year.

Matt Bell, BluePhoenix’s Chief Executive Office and President, commented, “We are excited about our anticipated merger with Ateras, which is expected to close shortly after the shareholder vote on November 18. The combined entity not only makes us bigger and serves a more global market but it broadens our technology and solution set.  The combined companies have synergies that we're excited to leverage as soon as the deal is officially closed.”

See related 8-K and 10-Q filings for additional details.

BluePhoenix will go over the following numbers during the quarterly conference call today at 4:30PM Eastern Daylight Savings Time. The call can be accessed by dialing 1- 888-505-4368 within the United States, or via local US number 1- 719-325-2435 if calling internationally, approximately five minutes prior to its scheduled commencement. The participant code for the call is 8020635.

GAAP Results (in thousands US$)	Q3 2014	Q2 2014	Q3 2013
Revenue	1,594	1,881	1,934
Operating loss	(895)	(797)	(1,151)
Net loss	(848)	(791)	(1,184)
Loss per share, diluted	$(0.07)	$(0.07)	$(0.12)

Non-GAAP Results (in thousands US$)	Q3 2014	Q2 2014	Q3 2013
Revenue	1,594	1,881	1,934
Operating loss	(729)	(595)	(894)
Net loss	(730)	(608)	(898)
Loss per share, diluted	$(0.06)	$(0.05)	$(0.09)

Non-GAAP financial measures

The release includes non-GAAP diluted earnings per share and other non-GAAP financial measures, including non-GAAP operating income and non-GAAP net income. These non-GAAP measures exclude the following items:

•	Amortization of intangible assets;
•	Stock-based compensation;
•	Gain on sales of subsidiaries and Appbuilder;
•	Revaluation of derivatives and discount amortization;
•	Net loss from discontinued operation.

The presentation of these non-GAAP financial measures should be considered in addition to BluePhoenix’s GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. BluePhoenix’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain charges and gains that may not be indicative of BluePhoenix’s core business operating results. BluePhoenix believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing BluePhoenix’s performance. These non-GAAP financial measures also facilitate comparisons to BluePhoenix’s historical performance. BluePhoenix includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Unaudited Reconciliation of GAAP to Non-GAAP.”

About BluePhoenix Solutions
BluePhoenix Solutions Ltd. (NASDAQ: BPHX) provides legacy language and database translation. The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more. BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail. BluePhoenix has six offices in the United States, United Kingdom, Italy, Romania, and Israel.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on BluePhoenix’s management’s beliefs and assumptions and on information currently available to BluePhoenix’s management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events, our future financial performance and financial guidance or the closing of the Ateras merger. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions. All forward-looking statements included in this document are based on information available to BluePhoenix on the date hereof, and BluePhoenix assumes no obligation to update any such forward-looking statements. Any or all forward-looking statements in this document may turn out to be wrong. Actual events or results may

Company Contact:

Rick Rinaldo, CFO

BluePhoenix Solutions

www.bphx.com

rrinaldo@bphx.com

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BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2014	2013
	Unaudited	Audited
ASSETS
Current Assets:

Cash and cash equivalents	$223	$2,592
Restricted cash	12	35
Trade accounts receivable, net	2,401	1,960
Other current assets	258	239
Total Current Assets	2,894	4,826

Non-Current Assets:

Property and equipment, net	261	287
Goodwill	12,501	12,501
Total Non-Current Assets	12,762	12,788

TOTAL ASSETS	$15,656	$17,614

LIABILITIES AND EQUITY

Current Liabilities:

Short-term bank credit and others	$611	$40
Trade accounts payable	1,097	886
Deferred revenue	179	719
Other current liabilities	814	902
Total Current Liabilities	2,701	2,547

Non-Current Liabilities

Accrued severance pay, net	255	290
Loans from others	114	162
Derivative liabilities - warrants	218	311
Total Non-Current Liabilities	587	763

Total Equity	12,368	14,304

TOTAL LIABILITIES AND EQUITY	$15,656	$17,614

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BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	Unaudited		Unaudited

Revenue	$1,594	$1,934	$5,346	$6,495
Cost of revenue	1,042	1,044	3,053	3,222
Gross profit	552	890	2,293	3,273

Research and development costs	168	352	693	1,048
Selling, general and administrative expenses	1,279	1,689	4,152	4,804
Gain on sales of subsidiaries and Appbuilder	-	-	-	(786)

Total operating expenses	1,447	2,041	4,845	5,066

Operating loss	(895)	(1,151)	(2,552)	(1,793)

Financial income (expense), net	58	(25)	93	(67)
Loss before taxes	(837)	(1,176)	(2,459)	(1,860)

Taxes on income	11	8	29	59
Net loss from continued operation	(848)	(1,184)	(2,488)	(1,919)

Net loss from discontinued operation	-	-	-	399
Net loss	(848)	(1,184)	(2,488)	(2,318)

Net results attributed to noncontrolling interests	(70)	56	(35)	277
Loss attributed to BluePhoenix shareholders	$(778)	$(1,240)	$(2,453)	$(2,595)
Loss per share:
From continued operation- basic and diluted	$(0.07)	$(0.12)	$(0.21)	$(0.21)
From discontinued operation- basic and diluted	-	-	-	(0.03)
Attributed to the shareholders	$(0.07)	$(0.12)	$(0.21)	$(0.24)
Shares used in per share calculation:
Basic and diluted	11,497	10,735	11,460	10,687

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UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	Unaudited		Unaudited

GAAP gross profit	$552	$890	$2,293	$3,273

Amortization of intangible assets	-	42	-	157
Non-GAAP gross profit	$552	$932	$2,293	$3,430

GAAP operating loss	$(895)	$(1,151)	$(2,552)	$(1,793)

Amortization of intangible assets	-	42	-	157
Stock-based compensation	166	215	552	467
Gain on sales of subsidiaries and Appbuilder	-	-	-	(786)
Non-GAAP operating loss	$(729)	$(894)	$(2,000)	$(1,955)

GAAP net loss attributed to BluePhoenix	$(778)	$(1,240)	$(2,453)	$(2,595)

Amortization of intangible assets	-	42	-	157
Stock-based compensation	166	215	552	467
Gain on sales of subsidiaries and Appbuilder	-	0	-	(786)
Revaluation of derivatives and discount amortization	(48)	29	(94)	(7)
Net loss from discontinued operation	-	-	-	399

Non-GAAP net loss attributed to BluePhoenix	$(660)	$(954)	$(1,995)	$(2,365)

Shares used in diluted earnings per share calculation	11,497	10,735	11,460	10,687

Non - GAAP diluted loss per share	$(0.06)	$(0.09)	$(0.17)	$(0.22)

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BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended		Three months ended
	September 30,		September 30,
	2014	2013	2014	2013
	Unaudited		Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(848)	$(1,184)	$(2,488)	$(2,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18	62	68	266
Decrease in accrued severance pay, net	(12)	(3)	(35)	(14)
Stock–based compensation	166	215	552	467
Change in fair value of derivatives	(48)	29	(93)	(7)
Gain on sales of subsidiaries and Appbuilder	-	-	-	(414)
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	(50)	528	(441)	761
Decrease (increase) in other current assets	64	43	4	(19)
Increase (decrease) in trade payables	193	25	211	(288)
Increase (decrease) in other current liabilities and deferred revenues	(165)	112	(628)	53
Net cash used in operating activities	(682)	(173)	(2,850)	(1,513)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5)	-	(42)	(9)
Proceeds from sales of subsidiaries and Appbuilder	-	-	-	800
Net cash provided by (used in) investing activities	(5)	-	(42)	791

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit	523	(67)	523	(216)
Exercise of warrants	-	40	-	40
Net cash used in financing activities	523	(27)	523	(176)

NET CASH DECREASE IN CASH AND CASH EQUVIALETS	(164)	(200)	(2,369)	(898)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	387	1,862	2,592	2,560
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$223	$1,662	$223	$1,662

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